AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1998
                                                    Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                              INFOSPACE.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                   91-1718107
(State or other jurisdiction of         (I.R.S. EMPLOYER IDENTIFICATION NO.)
incorporation or organization)

                             15375 N.E. 90TH STREET
                           REDMOND, WASHINGTON  98052
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
             INFOSPACE.COM, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
  INFOSPACE.COM, INC. RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN OPTIONS TO PURCHASE AN AGGREGATE OF 19,688 SHARES OF COMMON STOCK GRANTED PURSUANT TO
                         INDIVIDUAL LETTER AGREEMENTS
                           (FULL TITLE OF THE PLANS)

                                  NAVEEN JAIN
                            CHIEF EXECUTIVE OFFICER
                              INFOSPACE.COM, INC.
                             15375 N.E. 90TH STREET
                           REDMOND, WASHINGTON 98052
                                 (425) 882-1602
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ______________________

                                    COPY TO:

                               STEPHEN M. GRAHAM
                               PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099
                             ______________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                  TITLE OF SECURITIES                      NUMBER TO BE   PROPOSED MAXIMUM         PROPOSED MAXIMUM     AMOUNT OF
                   TO BE REGISTERED                        REGISTERED(1)   OFFERING PRICE        AGGREGATE OFFERING   REGISTRATION
Common Stock, $.0001 par value, subject to outstanding                                                PRICE                FEE
 options with fixed exercise prices under the:
---------------------------------------------------------------------------------------------------------------------------------
 InfoSpace.com, Inc. Restated 1996 Flexible Stock              962,500             $ 0.02           $   19,250.00         $  6.00
  Incentive Plan (2)                                             9,948               3.00               29,844.00            9.00
                                                               351,927               4.00            1,407,708.00          392.00
                                                                 1,000               5.00                5,000.00            2.00
                                                                 6,000               6.00               36,000.00           10.00
                                                                55,500               7.50              416,250.00          116.00
                                                                61,000               8.00              488,000.00          136.00
                                                                73,550              12.00              882,600.00          246.00

---------------------------------------------------------------------------------------------------------------------------------
 Individual Stock Option Letter Agreements (2)                  19,688             $ 0.02           $      393.76         $  1.00
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.0001 PAR VALUE, NOT SUBJECT TO
 OUTSTANDING OPTIONS OR NOT HAVING FIXED EXERCISE
 PRICES UNDER THE:
---------------------------------------------------------------------------------------------------------------------------------

 InfoSpace.com, Inc. 1998 Employee Stock Purchase Plan         450,000             $22.75          $10,237,500.00      $ 2,847.00
  (3)
 InfoSpace.com, Inc. Restated 1996 Flexible Stock            1,477,096             $22.75          $33,603,934.00      $ 9,342.00
  Incentive  Plan (3)
=================================================================================================================================
   TOTAL:                                                    3,468,209                                                 $13,107.00
=================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Based upon the exercise prices of options granted as of the date of filing this Registration Statement.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $22.75 based on the average of the high ($26.00) and low ($19.50) sales prices for the Common Stock on December 15, 1998 as reported on the Nasdaq National Market.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") on December 15, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in
(a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on December 3, 1998, under Section 12(g) of the Exchange Act, including any amendments or reports for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 10 of the Registrant's Restated Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Restated Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. The Restated Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102 (b) (7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the Registrant's Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant has entered into certain indemnification agreements with its officers and directors. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 8.  EXHIBITS


     Exhibit
     Number                                          Description
--------------      ------------------------------------------------------------------------------
        5.1         Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
       23.1         Consent of Deloitte & Touche LLP
       23.2         Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
       24.1         Power of Attorney (see signature page)
       99.1         InfoSpace.com, Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1)
       99.2         InfoSpace.com, Inc. Restated 1996 Flexible Stock Incentive Plan
                    (incorporated by reference to Exhibit 10.2 to the Registration Statement on
                    Form S-1)
       99.3         Form of Nonqualified Stock Option Letter Agreement

ITEM 9.  UNDERTAKINGS

   A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 15th day of December, 1998.

                               INFOSPACE.COM, INC.


                               By: /s/ ELLEN B. ALBEN
                                   ----------------------
                                   Ellen B. Alben, Vice President, Legal and
                                   Business Affairs and Secretary

     Each person whose individual signature appears below hereby authorizes Naveen Jain and Ellen B. Alben, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 15th day of December, 1998.

                     SIGNATURE                                                      Title
                     ---------                                                      -----
   /s/ NAVEEN JAIN                             Chairman of the Board and Chief Executive Officer (Principal
--------------------------------               Executive Officer)
   Naveen Jain

   /s/ DOUGLAS A. BEVIS                        Vice President and Chief Financial Officer (Principal
--------------------------------               Financial Officer)
   Douglas A. Bevis

   /s/ TAMMY D. HALSTEAD                       Vice President and Chief Accounting Officer (Principal
--------------------------------               Accounting Officer)
   Tammy D. Halstead

   /s/ BERNEE D.L. STROM                       President, Chief Operating Officer and Director
--------------------------------
Bernee D.L. Strom

   /s/ JOHN E. CUNNINHGAM, IV                  Director
--------------------------------
John E. Cunningham, IV

   /s/ PETER L.S. CURRIE                       Director
--------------------------------
Peter L.S. Currie

   /s/ GARY C. LIST                            Director
--------------------------------
Gary C. List

   /s/ RUFUS LUMRY                             Director
--------------------------------
Rufus Lumry

   /s/ CARL STORK                              Director
--------------------------------
   Carl Stork

                               INDEX TO EXHIBITS


     Exhibit
     Number                                          Description
---------------     ---------------------------------------------------------------------------
        5.1         Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
       23.1         Consent of Deloitte & Touche LLP
       23.2         Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
       24.1         Power of Attorney (see signature page)
       99.1         InfoSpace.com, Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1)
       99.2         InfoSpace.com, Inc. Restated 1996 Flexible Stock Incentive Plan
                    (incorporated by reference to Exhibit 10.2 to the Registration Statement on
                    Form S-1)
       99.3         Form of Nonqualified Stock Option Letter Agreement